EXHIBIT 23.2





                         CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Luminant Worldwide Corporation on Form S-8 of our reports as follows:

     Luminant Worldwide Corporation          September 3, 1999
     Align Solutions Corp.                   May 4, 1999
     Free Range Media, Inc.                  May 7, 1999
     Integrated Consulting, Inc.             May 7, 1999
     InterActive8, Inc.                      May 14, 1999
     Multimedia Resources, LLC               April 30, 1999
     Potomac Partners Management             May 5, 1999
         Consulting, LLC
     RSI Group, Inc.                         May 8, 1999
     Fifth Gear Media Corporation            May 21, 1999
     inmedia, inc.                           May 21, 1999 (except with respect
                                             to the matter discussed in Note 12
                                             to the December 31, 1998, inmedia,
                                             inc. financial statements, as to
                                             which the date is May 27, 1999)
     Synapse Group, Inc.                    May 28, 1999


included in Luminant Worldwide Corporation's S-1 Registration Statement No. 333-80161 as amended.





                                               Arthur Andersen LLP

Dallas, Texas
October 18, 1999